Exhibit 1.1

CHINA ONLINE EDUCATION GROUP

[•] AMERICAN DEPOSITARY SHARES
REPRESENTING
[•] CLASS A ORDINARY SHARES, PAR VALUE US$0.0001 PER SHARE

UNDERWRITING AGREEMENT

[_______________], 2020

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

U.S.A.

Needham & Company, LLC

250 Park Avenue

New York, New York 10177

U.S.A.

As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto

Ladies and Gentlemen:

China Online Education Group, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), and certain shareholders of the Company (the “Selling Shareholders”) named in Schedule II hereto severally propose to sell to the several Underwriters, an aggregate of [•] American Depositary Shares representing [•] Class A ordinary shares, par value US$0.0001 per share, of the Company (the “Firm ADSs”), of which [•] ADSs are to be issued and sold by the Company and [•] ADSs are to be issued and sold by the Selling Shareholders, each Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name in Schedule II hereto.

The Company and certain selling shareholders listed in Schedule II hereto also propose to issue and sell to the several Underwriters not more than an additional [•] American Depositary Shares representing [•] Class A ordinary shares, par value US$0.0001 per share, of the Company (the “Additional ADSs”) if and to the extent that the Representatives exercise, on behalf of the Underwriters, the right to purchase such Additional ADSs granted to the Underwriters in Section 3 hereof.  The Firm ADSs and the Additional ADSs are hereinafter collectively referred to as the “ADSs.”  Class A ordinary shares, par value US$0.0001 per share, of the Company are hereinafter referred to as the “Shares.”  The Company and the Selling Shareholders are hereinafter sometimes collectively referred to as the “Sellers.” If the firm or firms listed in Schedule I hereto include only the Representatives, then the terms “Underwriters” and “Representatives” as used herein shall each be deemed to refer to such firm or firms.

The ADSs are to be issued pursuant to a Deposit Agreement dated as of June 9, 2016 (the “Deposit Agreement”) among the Company, Deutsche Bank Trust Company Americas, as Depositary (the “Depositary”), and the holders and beneficial owners of American depositary shares evidenced by American Depositary Receipts issued under the Deposit Agreement. Each ADS will initially represent the right to receive 15 Shares deposited pursuant to the Deposit Agreement.

The Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement (File No. 333-237575), including a prospectus, on Form F-3, relating to the securities (the “Shelf Securities”), including the Shares represented by the ADSs, to be issued from time to time by the Company, and a registration statement (File No. 333-211672) on Form F-6 relating to the ADSs.  The registration statement relating to the Shares represented by the ADSs, as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430 B under the U.S. Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities in the form first used to confirm sales of the ADSs and the Shares represented thereby (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.”  The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares represented by the ADSs in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means the preliminary prospectus supplement specifically related to the Shares represented by the ADSs dated [•] (including the Basic Prospectus). The registration statement on Form F-6 relating to the ADSs, as amended, is hereinafter referred to as the “ADS Registration Statement.” The Company has filed, in accordance with Section 12 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), a registration statement on Form 8-A to register the Shares and the ADSs.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the documents and pricing information set forth in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.  As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.  The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Exchange Act, that are deemed to be incorporated by reference therein.

1.                                      Representations and Warranties of the Company.  The Company represents and warrants to and agrees with each of the Underwriters that:

(a)                                 Effectiveness of Registration Statement. Each of the Registration Statement, the ADS Registration Statement and any amendment thereto has become effective under the Securities Act ; no stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement or any post-effective amendment thereto is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.  The Company has complied with each request, if any, from the Commission for additional information.

(b)                                 Compliance with Securities Law. (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus, including, but not limited to, the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2019 filed with the Commission pursuant to the Exchange Act on April 6, 2020 (the “Annual Report”), complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each of the Registration Statement and the ADS Registration Statement, when it became effective, did not contain, and as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement, the ADS Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the ADSs in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5) and each Option Closing Date (as defined in Section 3), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information described as such in Section 11(b) hereof.

(c)                                  Ineligible Issuer Status and Issuer Free Writing Prospectus. The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act.  Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Except for the free writing prospectuses, if any, identified in Schedule III hereto forming part of the Time of Sale Prospectus, and electronic road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representatives, prepare, use or refer to, any free writing prospectus. The Company has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show. As of the time of each sale of the ADSs in connection with the offering when the Prospectus is not yet available to prospective purchasers, no free writing prospectuses, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)                                 Testing-the-Waters Communication.

(i)                 From the time of the filing of the Registration Statement with the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(ii)              The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act, and  (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications.

(iii)           The Company has not distributed any Written Testing-the-Waters Communications. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(e)                                  Good Standing of the Company. The Company has been duly incorporated, is validly existing as an exempted company with limited liability in good standing under the laws of the Cayman Islands, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification. The currently effective memorandum and articles of association or other constitutive or organizational documents of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect. Complete and correct copies of all constitutive documents of the Company and all amendments thereto have been delivered to the Representatives; except as set forth in the exhibits to the Registration Statements, no change will be made to any such constitutive documents on or after the date of this Agreement through and including the Closing Date and any Option Closing Date.

(f)                                   Subsidiaries and Affiliated Entities. Each of the Company’s direct and indirect subsidiaries (each a “Subsidiary” and collectively, the “Subsidiaries”) has been identified on Schedule IV-A hereto, and each of the entities through which the Company conducts or previously has conducted its operations in the People’s Republic of China (“PRC”) and the Philippines by way of contractual arrangements (each an “Affiliated Entity” and collectively, the “Affiliated Entities”) has been identified on Schedule IV-B hereto. Each of the Subsidiaries and Affiliated Entities has been duly incorporated, is validly existing as a corporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified would not have a Material Adverse Effect; except as described in the Time of Sale Prospectus, all of the equity interests of each Subsidiary have been duly and validly authorized and issued, are owned directly or indirectly by the Company, are fully paid and non-assessable and are free and clear of all liens, encumbrances, equities or claims; all of the equity interests in each Affiliated Entity have been duly and validly authorized and issued, are fully paid and non-assessable and are owned as described in the Time of Sale Prospectus, and, except as described in the Time of Sale Prospectus, free and clear of all liens, encumbrances, equities or claims. None of the outstanding share capital or equity interest in any Subsidiary or Affiliated Entity was issued in violation of preemptive or similar rights of any securityholder of such Subsidiary or Affiliated Entity. All of the constitutive or organizational documents of each of the Subsidiaries and Affiliated Entities comply with the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect. Apart from the Subsidiaries and Affiliated Entities, the Company has no direct or indirect subsidiaries or any other company over which it has direct or indirect effective control. A “Material Adverse Effect” means a material adverse effect on the condition (financial or otherwise), earnings, results of operations, business or prospects of the Company and its Subsidiaries and Affiliated Entities, taken as a whole, or on the ability of the Company and its Subsidiaries and Affiliated Entities to carry out their obligations under this Agreement and the Deposit Agreement.

(i)                 VIE Agreements and Corporate Structure.

(A)                               The description of the corporate structure of the Company and each of the contracts among the Subsidiaries, the shareholders of the Affiliated Entities and the Affiliated Entities, as the case may be (each a “VIE Agreement” and collectively the “VIE Agreements”), as set forth in the Time of Sale Prospectus under the captions “Corporate History and Structure” and “Related Party Transactions” and filed as Exhibits 4.6 through 4.23 and Exhibits 4.28 through 4.41 to the Annual Report, is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading. There is no other material agreement, contract or other document relating to the corporate structure or the operation of the Company together with its Subsidiaries and Affiliated Entities taken as a whole, which has not been previously disclosed or made available to the Underwriters and disclosed in the Time of Sale Prospectus and the Prospectus.

(B)                               Each VIE Agreement has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the performance of the obligations under any VIE Agreement by the parties thereto, except as already obtained or disclosed in the Time of Sale Prospectus and the Prospectus; and no consent, approval, authorization, order, filing or registration that has been obtained is being withdrawn or revoked or is subject to any condition precedent which has not been fulfilled or performed. Except as described in the Time of Sale Prospectus and the Prospectus, the corporate structure of the Company complies with all applicable laws and regulations of the PRC and the Philippines, and neither the corporate structure nor the VIE Agreements violate, breach, contravene or otherwise conflict with any applicable laws of the PRC and the Philippines. There is no legal or governmental proceeding, inquiry or investigation pending against the Company, the Subsidiaries and Affiliated Entities or shareholders of the Affiliated Entities in any jurisdiction challenging the validity of any of the VIE Agreements, and to the knowledge of the Company, no such proceeding, inquiry or investigation is threatened in any jurisdiction.

(C)                               Except as described in the Time of Sale Prospectus and the Prospectus, the execution, delivery and performance of each VIE Agreement by the parties thereto do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, encumbrance, equity or claim upon any property or assets of the Company or any of the Subsidiaries and Affiliated Entities pursuant to (A) the constitutive or organizational documents of the Company or any of the Subsidiaries and Affiliated Entities, (B) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries and Affiliated Entities or any of their properties, or any arbitration award, or (C) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries and Affiliated Entities is a party or by which the Company or any of the Subsidiaries and Affiliated Entities is bound or to which any of the properties of the Company or any of the Subsidiaries and Affiliated Entities is subject. Each VIE Agreement is in full force and effect and none of the parties thereto is in breach or default in the performance of any of the terms or provisions of such VIE Agreement. None of the parties to any of the VIE Agreements has sent or received any communication regarding termination of, or intention not to renew, any of the VIE Agreements, and no such termination or non-renewal has been threatened by any of the parties thereto.

(D)                               The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the Affiliated Entities, through its rights to authorize the shareholders of the Affiliated Entities to exercise their voting rights. No Affiliated Entity outside of the PRC has any business operations, nor is it the intention of the Company that such entity will in the future have any business operations or acquire or receive any additional assets.

(g)                                  Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(h)                                 Authorization of the Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The description of this Agreement, the Deposit Agreement and the ADSs contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus is true and accurate in all material respects.

(i)                                     Due Authorization of Registration Statements. The Registration Statement, the preliminary prospectus, the Prospectus, any issuer free writing prospectus and the ADS Registration Statement and the filing of the Registration Statement, the Prospectus, any issuer free writing prospectus and the ADS Registration Statement with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement and the ADS Registration Statement have been duly executed pursuant to such authorization by and on behalf of the Company.

(j)                                    Share Capital. The authorized share capital of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(k)                                 Ordinary Shares. (i) The ordinary shares outstanding prior to the issuance of the Shares represented by the ADSs to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable. As of the date hereof, the Company has authorized and outstanding capitalization as set forth in the sections of the Time of Sale Prospectus and the Prospectus under the headings “Capitalization” and “Description of Share Capital” and, as of the Closing Date, the Company shall have authorized and outstanding capitalization as set forth in the sections of the Time of Sale Prospectus and the Prospectus under the headings “Capitalization” and “Description of Share Capital.” (ii) Except as described in the Time of Sale Prospectus and the Prospectus, there are (A) no outstanding securities issued by the Company convertible into or exchangeable for, rights, warrants or options to acquire from the Company, or obligations of the Company to issue, ordinary shares or any of the share capital of the Company, and (B) no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any share capital of, or any direct interest in, any of the Company’s Subsidiaries and Affiliated Entities.

(l)                                     American Depositary Shares. The ADSs, when issued by the Depositary against the deposit of Shares in respect thereof in accordance with the provisions of the Deposit Agreement, will be duly authorized, validly issued and the persons in whose names such ADSs are registered will be entitled to the rights of registered holders of ADSs specified therein and in the Deposit Agreement.

(m)                             Shares. (i) The Shares represented by the ADSs to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive rights, resale rights, rights of first refusal or similar rights. The Shares represented by the ADSs, when issued and delivered against payment therefor in accordance with the terms of this Agreement, will be free of any restriction upon the voting or transfer thereof pursuant to the Company’s constitutive documents or any agreement or other instrument to which the Company is a party. (ii) The Shares represented by the ADSs, when issued, will be freely transferable by the Company to or for the account of the several Underwriters and the initial purchasers thereof, and, except as described in the Time of Sale Prospectus and the Prospectus, there are no restrictions on subsequent transfers of the Shares under the laws of the Cayman Islands, the PRC, the Philippines or the United States.

(n)                                 Accurate Disclosure. The statements in the Time of Sale Prospectus and the Prospectus under the headings “Prospectus Supplement Summary,” “Risk Factors,” “Enforceability of Civil Liabilities,” “Corporate History and Structure,” “Regulation,” “Description of Share Capital,” “Description of American Depositary Shares,” “Taxation” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate, complete and fair summaries of such matters described therein in all material respects. The statements set forth in the Annual Report under the captions “Item 4. Information On The Company,” “Item 5. Operating and Financial Review and Prospects” and “Item 7. Major Shareholders and Related Party Transactions,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate, complete and fair summaries of such matters described therein in all material respects.

(o)                                 Listing. The ADSs are listed on the New York Stock Exchange.

(p)                                 Compliance with Law, Constitutive Documents and Contracts. Except as described in the Time of Sale Prospectus and the Prospectus, neither the Company nor any of the Subsidiaries and Affiliated Entities is in material breach or violation of any provision of applicable law (including, but not limited to, any applicable law concerning copy rights, information dissemination over the Internet, user privacy protection and education) or is in breach or violation of its respective constitutive documents, or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) any agreement or other instrument that is (i) binding upon the Company or any of the Subsidiaries and Affiliated Entities and (ii) material to the Company and the Subsidiaries and Affiliated Entities taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of the Subsidiaries and Affiliated Entities.

(q)                                 Absence of Defaults and Conflicts Resulting from Transaction. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Deposit Agreement will not contravene (i) any provision of applicable law or the memorandum and articles of association or other constitutive documents of the Company, (ii) any agreement or other instrument binding upon the Company or any of the Subsidiaries and Affiliated Entities that is material to the Company and the Subsidiaries and Affiliated Entities, taken as a whole, or (iii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of the Subsidiaries and Affiliated Entities; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement or the Deposit Agreement, except such as may be required by the securities or Blue Sky laws of the various states of the United States of America in connection with the offer and sale of the ADSs.

(r)                                    No Material Adverse Change in Business. Since the end of the period covered by the latest audited financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and except as described in the Time of Sale Prospectus and the Prospectus, (i) there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its Subsidiaries and Affiliated Entities, taken as a whole; (ii) there has been no purchase of its own outstanding share capital by the Company, no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital; (iii) there has been no material adverse change in the share capital, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries; (iv) neither the Company nor any of its Subsidiaries and Affiliated Entities has (A) entered into or assumed any material transaction or agreement, (B) incurred, assumed or acquired any material liability or obligation, direct or contingent, (C) acquired or disposed of or agreed to acquire or dispose of any business or any other material asset, or (D) agreed to take any actions that would result in the events described in clauses (i) through (iv) above; and (v) neither the Company nor any of its Subsidiaries and Affiliated Entities has sustained any material loss or interference with its business from fire, explosion, flood, typhoon, or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.

(s)                                   No Pending Proceedings. There are no legal or governmental proceedings pending or threatened (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) to which the Company, any of its Subsidiaries and Affiliated Entities or any of its executive officers, directors and key employees is a party or to which any of the properties of the Company or any of its Subsidiaries and Affiliated Entities is subject (i) other than proceedings that would not have a Material Adverse Effect, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(t)                                    Preliminary Prospectuses. Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(u)                                 Investment Company Act. The Company is not, and after giving effect to the offering and sale of the ADSs and the application of the proceeds thereof as described in the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(v)                                 Environmental Laws. (i) The Company and its Subsidiaries and Affiliated Entities (A) are in compliance with any and all applicable national, local and foreign laws and regulations (including, for the avoidance of doubt, all applicable laws and regulations of the PRC) relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not have a Material Adverse Effect. (ii) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties), except for those that would not have a Material Adverse Effect.

(w)                               Registration Rights; Lock-up Letters. Except as disclosed in the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Restricted Period referred to in Section 7(t) hereof. Each of the individuals and entities listed on Schedule V has furnished to the Representatives on or prior to the date hereof a letter or letters substantially in the form of Exhibit A hereto (the “Lock-Up Letter”).

(x)                                 Compliance with Anti-Corruption Laws. Neither the Company nor any of its Subsidiaries and Affiliated Entities or their respective affiliates, nor any director, officer or employee thereof nor, to the Company’s knowledge, any agent or representative of the Company or of any of its Subsidiaries and Affiliated Entities or their respective affiliates, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage or to any person in violation of any applicable anti-corruption laws; (iii) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; or (iv) will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws; and the Company and its Subsidiaries and Affiliated Entities and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein.

(y)                                 Compliance with Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries and Affiliated Entities are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of all jurisdictions where the Company and its Subsidiaries and Affiliated Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries and Affiliated Entities with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(z)                                  Compliance with OFAC. (i) Neither the Company nor any of its Subsidiaries and Affiliated Entities, nor any director, officer or employee thereof, nor, to the knowledge of the Company, any agent, affiliate or representative of the Company or any of its Subsidiaries and Affiliated Entities, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A)                               the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B)                               located, organized or resident in a country or territory that is, the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

(ii)              The Company represents and covenants that the Company and its Subsidiaries and Affiliated Entities will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)                               to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is, or whose government is, the subject of Sanctions; or

(B)                               in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)           The Company represents and covenants that, for the past five years, the Company and its Subsidiaries and Affiliated Entities have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(aa)                          Title to Property. (i) Each of the Company and its Subsidiaries and Affiliated Entities has good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries and Affiliated Entities, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries and Affiliated Entities; and any real property and buildings held under lease by the Company and its Subsidiaries and Affiliated Entities are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries and Affiliated Entities, in each case except as described in the Time of Sale Prospectus and the Prospectus.

(bb)                          Possession of Intellectual Property. Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company and its Subsidiaries and Affiliated Entities own, possess or can acquire on reasonable terms sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary to the conduct of the business now conducted, and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Time of Sale Prospectus and the Prospectus, (i) there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or its Subsidiaries and Affiliated Entities; (ii) there is no material infringement, misappropriation breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company or its Subsidiaries and Affiliated Entities or third parties of any of the Intellectual Property Rights of the Company or its Subsidiaries and Affiliated Entities; (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s or the Subsidiaries’ and Affiliated Entities’ rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or threatened action, suit, proceeding or claim by others that the Company or any Subsidiary or Affiliated Entity infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (vi) none of the Intellectual Property Rights used by the Company or its Subsidiaries and Affiliated Entities in their businesses has been obtained or is being used by the Company or its Subsidiaries and Affiliated Entities in violation of any contractual obligation binding on the Company or its Subsidiaries and Affiliated Entities in violation of the rights of any persons, except in each case covered by clauses (i) — (vi) such as would not, if determined adversely to the Company or its Subsidiaries and Affiliated Entities, individually or in the aggregate, have a Material Adverse Effect.

(cc)                            Merger or Consolidation. Neither the Company nor any of its Subsidiaries or Affiliated Entities is a party to any effective memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or an acquisition or disposition of assets, technologies, business units or businesses which is required to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and which is not so described.

(dd)                          Termination of Contracts. Neither the Company nor any of its Subsidiaries or Affiliated Entities has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Time of Sale Prospectus and the Prospectus or filed as an exhibit to the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of its Subsidiaries or Affiliated Entities, or to the knowledge of the Company after due inquiry, by any other party to any such contract or agreement.

(ee)                            Absence of Labor Dispute; Compliance with Labor Law. No material labor dispute with the employees or third-party contractors of the Company or any of its Subsidiaries and Affiliated Entities exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers or contractors of the Company and its Subsidiaries and Affiliated Entities that could have a Material Adverse Effect. Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company and its Subsidiaries and Affiliated Entities are and have been in all times in material compliance with all applicable labor laws and regulations, and no governmental investigation or proceedings with respect to labor law compliance exists, or to the knowledge of the Company, is imminent.

(ff)                              Insurance. Each of the Company and its Subsidiaries and Affiliated Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its Subsidiaries or Affiliated Entities has been refused any insurance coverage sought or applied for; and neither the Company nor any of its Subsidiaries and Affiliated Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(gg)                            Possession of Licenses and Permits. Except as disclosed in the Time of Sale Prospectus and the Prospectus, each of the Company and its Subsidiaries and Affiliated Entities possesses all licenses, certificates, authorizations, declarations, approvals and permits issued by, and has made all necessary reports to and filings with, the appropriate national, local or foreign regulatory authorities having jurisdiction over the Company or any of its Subsidiaries or Affiliated Entities and their respective assets and properties, for the Company and each of its Subsidiaries and Affiliated Entities that are necessary to conduct their respective businesses; each of the Company and its Subsidiaries and Affiliated Entities is in material compliance with the terms and conditions of all such licenses, certificates, authorizations, approvals and permits; such licenses, certificates, authorizations, approvals and permits are valid and in full force and effect and contain no materially burdensome restrictions or conditions not described in the Time of Sale Prospectus or the Prospectus; neither the Company nor any of its Subsidiaries and Affiliated Entities has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization approval or permit; neither the Company nor any of its Subsidiaries or Affiliated Entities has any reason to believe that any such license, certificate, authorization, declaration, approval or permit will not be renewed in the ordinary course.

(hh)                          Related Party Transactions. No material relationships or material transactions, direct or indirect, exist between any of the Company or its Subsidiaries and Affiliated Entities on the one hand and their respective shareholders, affiliates, officers and directors or any affiliates or family members of such persons on the other hand, except as described in the Time of Sale Prospectus.

(ii)                                  PFIC Status. Subject to the assumption and qualifications set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company was not a passive foreign investment company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”), for the taxable year ended December 31, 2019, and based on the expected composition of its income and assets and the value of its assets, the Company does not expect to be a PFIC for the taxable year ended December 31, 2020, or in the foreseeable future.

(jj)                                No Transaction or Other Taxes. Except for any net income, capital gain, profits or franchise taxes imposed on the Underwriters by the PRC, Hong Kong, and the Cayman Islands as a result of any present or former connection (other than any connection solely resulting from the transactions contemplated by this Agreement) between the Underwriters and the jurisdiction imposing such taxes, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the government of the PRC, the Cayman Islands, Hong Kong, the Philippines, or any political subdivision or taxing authority thereof, in connection with (i) the creation, allotment, issuance, sale and delivery of the Shares represented by the ADSs to be sold by the Company, (ii) the deposit with the Depositary and the custodian under the Deposit Agreement of the Shares represented by the ADSs by the Company and the Selling Shareholders against the issuance of American Depositary Receipts evidencing the ADSs, (iii) the sale and delivery of the ADSs to the Underwriters, (iv) the initial resale and delivery of the ADSs by the Underwriters in the manner contemplated herein outside the PRC, or (v) the execution, delivery or performance of this Agreement or the Deposit Agreement, provided that Cayman Islands stamp duty may be payable if the original of this Agreement or the Deposit Agreement are brought to or executed in the Cayman Islands.

(kk)                          Independent Accountants. PricewaterhouseCoopers Zhong Tian LLP, whose reports on the consolidated financial statements of the Company are included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, are independent registered public accountants with respect to the Company as required by the Securities Act and by the rules of the Public Company Accounting Oversight Board.

(ll)                                  Financial Statements. The financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes and schedules thereto, present fairly the consolidated financial position of the Company and the Subsidiaries and Affiliated Entities as of the dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity of the Company for the periods specified and have been prepared in compliance as to form in all material respects with the applicable accounting requirements of the Securities Act and the related rules and regulations adopted by the Commission and in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved; the other financial data contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not included as required; and the Company and the Subsidiaries and Affiliated Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations) not described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(mm)                  Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Time of Sale Prospectus and the Prospectus accurately and fairly describes (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult subjective or complex judgment; (ii) the material judgments and uncertainties affecting the application of critical accounting policies and estimates; (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof; (iv) all material trends, demands, commitments and events known to the Company, and uncertainties, and the potential effects thereof, that the Company believes would materially affect its liquidity and are reasonably likely to occur; and (v) all off-balance sheet commitments and arrangements of the Company and its Subsidiaries and Affiliated Entities, if any. The Company’s directors and management have reviewed and agreed with the selection, application and disclosure of the Company’s critical accounting policies as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and have consulted with its independent accountants with regards to such disclosure.

(nn)                          Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company and the Company’s Board of Directors are in compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) to the extent applicable. Except as disclosed in the Time of Sale Prospectus and the Prospectus, the Company maintains a system of internal controls over accounting matters which are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been no adverse change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(oo)                          Disclosure Controls; Exchange Act. Except as described in the Time of Sale Prospectus and the Prospectus, the Company has established and maintains and evaluates disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company, its Subsidiaries and its Affiliated Entities is made known to the Company’s principal executive officer and principal financial officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established.

(pp)                          Absence of Accounting Issues. The Company has not received any notice, oral or written, from the Board stating that it is reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Board review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; or (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years.

(qq)                          Operating and Other Company Data. All operating and other Company data disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, including the number of paid lessons booked, the number of paying students, the number of active students, the number of available teachers and average spending per paying student, are true and accurate in all material respects.

(rr)                                Third-party Data. Any statistical, industry-related and market-related data included in the Registration Statement, the Time of Sale Prospectus or Prospectus are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived, and the Company has obtained the written consent for the use of such data from such sources to the extent required.

(ss)                              Registration Statement Exhibits. There are no legal or governmental proceedings or contracts or other documents of a character required to be described in the Registration Statement, the ADS Registration Statement or the Exchange Act Registration Statement or, in the case of documents, to be filed as exhibits to the Registration Statement, that are not described and filed as required.

(tt)                                No Unapproved Marketing Documents. The Company has not distributed and, prior to the later to occur of any delivery date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the preliminary prospectus filed as part of the Registration Statement as originally confidentially submitted or as part of any amendment thereto, the Prospectus and any issuer free writing prospectus to which the Representatives have consented, as set forth on Schedule III hereto.

(uu)                          Payments of Dividends; Payments in Foreign Currency. Except as described in the Time of Sale Prospectus and Prospectus, (i) none of the Company nor any of its Subsidiaries and Affiliated Entities is prohibited, directly or indirectly, from (A) paying any dividends or making any other distributions on its share capital, (B) making or repaying any loan or advance to the Company or any other Subsidiary or Affiliated Entity or (C) transferring any of its properties or assets to the Company or any other Subsidiary or Affiliated Entity; and (ii) all dividends and other distributions declared and payable upon the share capital of the Company or any of its Subsidiaries and Affiliated Entities may be converted into United States dollars, that may be freely transferred out of such Person’s jurisdiction of incorporation, without the consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in such Person’s jurisdiction of incorporation, provided however, that (1) such distribution has been duly approved by the shareholder and/or board meeting of the Company or any other Subsidiary or Affiliated Entity pursuant to its constitutional documents; (2) any enterprise income tax, if applicable to the Company or any other Subsidiary or Affiliated Entity, has been fully paid; (3) any withholding tax has been duly withheld; (4) the Company or any other Subsidiary or Affiliated Entity has duly obtained and maintains an effective foreign exchange registration; (5) the allocations to statutory reserves by the Company or any other Subsidiary or Affiliated Entity have been duly made; and (6) the remittance of such dividends outside of the PRC complies with the procedures required under the PRC laws relating to foreign exchange.

(vv)                          Compliance with PRC Overseas Investment and Listing Regulations. Except as described in the Time of Sale Prospectus and the Prospectus, each of the Company and its Subsidiaries and Affiliated Entities has complied, and has taken all steps to ensure compliance by each of its shareholders, directors and officers that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange (the “SAFE”)) relating to overseas investment by PRC residents and citizens (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each such Person that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen, to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including any applicable rules and regulations of the SAFE).

(ww)                      M&A Rules. The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors and any official clarifications, guidance, interpretations or implementation rules in connection with or related thereto (the “PRC Mergers and Acquisitions Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the CSRC and the State Administration of Foreign Exchange on August 8, 2006 and amended on June 22, 2009, including the provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. The Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel, and the Company understands such legal advice. In addition, the Company has communicated such legal advice in full to each of its directors that signed the Registration Statement and each such director has confirmed that he or she understands such legal advice. The issuance and sale of the ADSs, the listing and trading of the ADSs on the New York Stock Exchange and the consummation of the transactions contemplated by this Agreement and the Deposit Agreement (i) are not and will not be, as of the date hereof or at the Closing Date or Option Closing Date, as the case may be, adversely affected by the PRC Mergers and Acquisitions Rules and (ii) do not require the prior approval of the CSRC.

(xx)                          Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(yy)                          Absence of Manipulation. None of the Company, the Subsidiaries and Affiliated Entities or, to the knowledge of the Company, any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action which was designed to cause or result in, or that has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares and the ADSs.

(zz)                            No Sale, Issuance and Distribution of Shares. Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any ordinary shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(aaa)                   No Immunity. None of the Company, the Subsidiaries and Affiliated Entities or any of their respective properties, assets or revenues has any right of immunity, under the laws of the Cayman Islands, Hong Kong, the PRC, the Philippines or the State of New York, from any legal action, suit or proceeding, the giving of any relief in any such legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any Cayman Islands, Hong Kong, PRC, the Philippines, New York or United States federal court, service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement; and, to the extent that the Company, any of the Subsidiaries and Affiliated Entities or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and the Subsidiaries and Affiliated Entities waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 14 of this Agreement and Section 7.6 of the Deposit Agreement.

(bbb)                   Validity of Choice of Law. The choice of the laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of the Cayman Islands, Hong Kong, the Philippines and the PRC and will be honored by courts in the Cayman Islands, Hong Kong, the Philippines and the PRC. The Company has the power to submit, and pursuant to Section 14 of this Agreement and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States Federal court sitting in The City of New York (each, a “New York Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower, and pursuant to Section 14 of this Agreement and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered, an authorized agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the ADS Registration Statement or the offering of the ADSs in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 14 hereof and Section 7.6 of the Deposit Agreement.

(ccc)                      Enforceability of Judgment. Except as disclosed in the Time of Sale Prospectus and the Prospectus, any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement or the Deposit Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein would be declared enforceable against the Company, without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon, by the courts of the Cayman Islands and the PRC, provided that (i) with respect to courts of the Cayman Islands, such judgment (A) is given by a foreign court of competent jurisdiction, (B) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (C) is not in respect of taxes, a fine or a penalty, and (D) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands, and (ii) with respect to courts of the PRC, (A) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (B) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the PRC, (C) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties and (D) an action between the same parties in the same matter is not pending in any PRC court at the time the lawsuit is instituted in a foreign court. The Company is not aware of any reason why the enforcement in the Cayman Islands or the PRC of such a New York Court judgment would be, as of the date hereof, contrary to public policy of the Cayman Islands or PRC.

(ddd)                   No Finder’s Fee. There are no contracts, agreements or understandings between the Company or its Subsidiaries and Affiliated Entities and any person that would give rise to a valid claim against the Company or its Subsidiaries and Affiliated Entities or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering, or any other arrangements, agreements, understandings, payments or issuance with respect to the Company and its Subsidiaries and Affiliated Entities or any of their respective officers, directors, shareholders, partners, employees or affiliates that may affect the Underwriters’ compensation as determined by the Financial Industry Regulatory Authority (“FINRA”).

(eee)                      No Broker-Dealer Affiliation. There are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of its Subsidiaries and Affiliated Entities or any of their respective officers, directors or, to the knowledge of the Company, 5% or greater security holders or, to the knowledge of the Company, any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date that the Registration Statement was initially filed with the Commission.

(fff)                         Representation of Officers. Any certificate signed by any officer of the Company and delivered to the Representatives or counsel to the Underwriters in connection with the offering shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

(ggg)                      Tax Filings. The Company and each of its Subsidiaries and the Affiliated Entities have filed all national, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a Material Adverse Effect, or, except as currently being contested in good faith and for which adequate reserves have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries and the Affiliated Entities which has had (nor does the Company nor any of its Subsidiaries and the Affiliated Entities have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its Subsidiaries and the Affiliated Entities and which could reasonably be expected to have) a Material Adverse Effect. All local and national PRC governmental tax holidays, exemptions, waivers, financial subsidies, and other local and national PRC tax relief, concessions and preferential treatment enjoyed by the Company or any of the Subsidiaries and Affiliated Entities as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus are valid, binding and enforceable and do not violate any laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation of the PRC. All local and national Philippine governmental tax holidays, exemptions, waivers, financial subsidies, and other local and national Philippine tax relief, concessions and preferential treatment enjoyed by the Company or any of the Subsidiaries and Affiliated Entities as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus are valid, binding and enforceable and do not violate any laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation of the Philippines.

(hhh)                   Exchange Act. The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and timely files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

2.                                      Representations and Warranties of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents and warrants to and agrees with each of the Underwriters, with respect to such Selling Shareholder itself, that:

(a)                                 Title to the Shares. Such Selling Shareholder has, and on the Closing Date will have, valid and unencumbered title to the ADSs and Shares represented thereby to be delivered by such Selling Shareholder on such Closing Date and full right, power and authority to enter into this Agreement and, assuming effectiveness of the Registration Statement and the ADS Registration Statement, to sell, assign, transfer and deliver the ADSs and Shares represented thereby to be delivered by such Selling Shareholder on such Closing Date hereunder, and to deposit with the Depositary the Shares represented by such ADSs; and upon the delivery of and payment for the ADSs on the Closing Date hereunder, the several Underwriters will acquire valid and unencumbered title to the ADSs and Shares represented thereby to be delivered by such Selling Shareholder on such Closing Date.

(b)                                 Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(c)                                  Custody Agreement. Other than with respect to SCC Venture V Holdco I, Ltd. and SCC Growth I Holdco A, Ltd., each of which will not be entering into a custody agreement, the custody agreement signed by such Selling Shareholder and the Company, as custodian (the “Custodian”), relating to the deposit of the Shares represented by the ADSs to be sold by such Selling Shareholder (the “Custody Agreement”) has been duly authorized, executed and delivered by such Selling Shareholder and assuming due authorization, execution and delivery by the Custodian, constitutes a valid and legally binding obligation of such Selling Shareholder enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting creditors’ rights or by equitable principles relating to enforceability.

(d)                                 Power-of-Attorney. Other than with respect to SCC Venture V Holdco I, Ltd. and SCC Growth I Holdco A, Ltd., each of which will not be entering into a power of attorney, the power of attorney (“Power of Attorney”), appointing the individuals named therein as such Selling Shareholder’s attorneys-in-fact (each, an “Attorney-in-Fact”) relating to the transactions contemplated hereby and by the Custody Agreement, constitutes a valid instrument granting the Attorneys-in-Fact, the power and authority stated therein, and permits the Attorneys-in-Fact, singly or collectively, to bind such Selling Shareholder with respect to all matters granted, conferred and contemplated in such Power of Attorney and such Power of Attorney has not been revoked, cancelled or terminated at any time.

(e)                                  Absence of Defaults and Conflicts Resulting from Transaction. The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, the Custody Agreement and the Power of Attorney to each of which such Selling Shareholder is a party will not (i) contravene, in any material respect, the relevant constitutive documents of such Selling Shareholder that is not a natural person, (ii) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default of a Selling Shareholder Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Selling Shareholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the properties or assets of such Selling Shareholder is subject, or (iii) contravene any judgment, law or statute or any order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over such Selling Shareholder; except, in the case of clause (ii) or (iii) above, for those that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the ability of such Selling Shareholder to consummate the transactions contemplated hereunder. A “Selling Shareholder Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by such Selling Shareholder.

(f)                                   Absence of Further Requirements. No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court) is required to be obtained or made by such Selling Shareholder for the consummation of the transactions contemplated by the Custody Agreement if such Selling Shareholder has entered into, and is a party to, the Custody Agreement or this Agreement in connection with the offering and sale of the ADSs sold by such Selling Shareholder, except such as have been obtained and made under the Securities Act and such as may be required by the securities or Blue Sky laws of the various states of the United States of America in connection with the offer and sale of the ADSs.

(g)                                  Compliance with Securities Act Requirements. (i) Each of the Registration Statement and the ADS Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made,  not misleading, (ii) the Time of Sale Prospectus does not, and at the time of each sale of the ADSs in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date and each Option Closing Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon the Underwriter Information (as defined in Section 11(b) hereof), provided that for the Selling Shareholders other than Liming Zhang and Dasheng Global Limited, the representations and warranties set forth in this paragraph are limited to statements or omissions made in reliance upon and in conformity with information relating to such Selling Shareholder furnished in writing to the Company by such Selling Shareholder expressly for use in the foregoing mentioned documents or any amendments or supplements thereto.

(h)                                 No Undisclosed Material Information. As of the date hereof and as of the Closing Date and as of each Option Closing Date, as the case may be, the sale of the ADSs by such Selling Shareholder pursuant to this Agreement is not and will not be prompted by any material information concerning the Company or any of its Subsidiaries or Affiliated Entities that is not set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(i)                                     No FINRA Affiliations. Such Selling Shareholder has no affiliations or associations with any member of FINRA, and none of the proceeds received by such Selling Shareholder from the sale of ADSs to be sold by such Selling Shareholder pursuant to this Agreement will be paid to a member of FINRA or any affiliate of (or person “associated with” as such terms are used in the rules of FINRA) such member.

(j)                                    No Finder’s Fee. Except as disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus, there are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering contemplated herein.

(k)                                 Absence of Manipulation. Such Selling Shareholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the ADSs.

(l)                                     No Transaction or Other Taxes. Except for any net income, capital gain, profits or franchise taxes imposed on the Underwriters by the PRC, Hong Kong, and the Cayman Islands as a result of any present or former connection (other than any connection solely resulting from the transactions contemplated by this Agreement) between the Underwriters and the jurisdiction imposing such taxes, no stamp or other issuance, registration or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the government of the PRC, the Philippines, Hong Kong or Cayman Islands or any political subdivision or taxing authority thereof in connection with (i) the deposit with the Depositary and the custodian under the Deposit Agreement of the Shares represented by the ADSs by such Selling Shareholder against the issuance of American Depositary Receipts evidencing the ADSs, (ii) the sale and delivery of the ADSs of such Selling Shareholder to the Underwriters, (iii) the initial resale and delivery of the ADSs of such Selling Shareholder by the Underwriters in the manner contemplated herein outside the PRC, or (iv) the execution and delivery of, and the performance of the obligations of such Selling Shareholder under this Agreement or the Custody Agreement if such Selling Shareholder has entered into, and is a party to, the Custody Agreement, provided that Cayman Islands stamp duty may be payable if the original of this Agreement or the Custody Agreement are brought to or executed in the Cayman Islands.

(m)                             No Other Marketing Documents. Such Selling Shareholder has not distributed or will not distribute, prior to the later of the latest Closing Date and the completion of the Underwriters’ distribution of the ADSs, any offering material in connection with the offering and sale of the ADSs by such Selling Shareholder, including any free writing prospectus.

(n)                                 No Pre-emptive Rights. Such Selling Shareholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the ADSs that are to be sold by the Company or any other Selling Shareholder or the Shares represented thereby to the Underwriters pursuant to this Agreement; and such Selling Shareholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any shares, right, warrants, options or other securities from the Company, except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(o)                                 Representation of Attorneys-in-Fact. Any certificate signed by any Attorney-in-Fact of such Selling Shareholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering contemplated herein shall be deemed a representation and warranty by such Selling Shareholder, as to matters covered thereby, to each Underwriter, provided that the representations and warranties set forth in this paragraph shall apply only to the Selling Shareholder which has entered into, and is a party to the Power of Attorney.

(p)                                 Representation of Officers. Any certificate signed by any officer of such Selling Shareholder and delivered to the Representatives or counsel to the Underwriters in connection with the offering shall be deemed a representation and warranty by such Selling Shareholder, as to matters covered thereby, to each Underwriter.

(q)                                 ERISA. Such Selling Shareholder is not (1) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (2) a plan or account subject to Section 4975 of the Code or (3) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

(r)                                    Lock-up Letter. Such Selling Shareholder has delivered to the Representatives on or prior to the date hereof an executed Lock-up Letter.

(s)                                   Representations of Company. Such Selling Shareholder has no reason to believe that the representations and warranties of the Company contained in Section 1 are not true and correct, is familiar with the Registration Statement, the Time of Sale Prospectus and the Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus that has had, or may have, a material adverse effect on the Company and its Subsidiaries and Affiliated Entities, taken as a whole, provided that the representations and warranties set forth in this paragraph shall apply only to Liming Zhang and Dasheng Global Limited.

(t)                                    Transfer Restrictions. The Shares underlying the ADSs to be sold by such Selling Shareholder, when issued and delivered against payment therefor, will be freely transferable by such Selling Shareholder to or for the account of the several Underwriters and the initial purchasers thereof; and there are no restrictions on subsequent transfers of such Shares under the laws of the United States or the Selling Shareholder’s jurisdiction of organization except as described in the Registration Statement, Time of Sale Prospectus and the Prospectus under the captions “Description of Share Capital,” “Description of American Depositary Shares,” “Risk Factors — Risks Related to the ADSs and this Offering.”

(u)                                 Compliance with Anti-Corruption Laws. Neither such Selling Shareholder nor any of its subsidiaries, nor any director, officer or employee thereof nor, to the knowledge of such Selling Shareholder, any affiliate of such Selling Shareholder or agent or representative or other person acting on behalf of such Selling Shareholder or of any of its subsidiaries or affiliates, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage or to any person in violation of any applicable anti-corruption laws; (iii) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; or (iv) will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws; and such Selling Shareholder and its subsidiaries and, to such Selling Shareholder’s knowledge, affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein.

(v)                                 Compliance with Anti-Money Laundering Laws. The operations of such Selling Shareholder and its subsidiaries and, to such Selling Shareholder’s knowledge, its affiliates are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of all jurisdictions where such Selling Shareholder and its subsidiaries and, to such Selling Shareholder’s knowledge, its affiliates conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Selling Shareholder or any of its subsidiaries and, to such Selling Shareholder’s knowledge, its affiliates with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of such Selling Shareholder, threatened.

(w)                               Compliance with OFAC. (i) Neither such Selling Shareholder nor any of its subsidiaries, nor any director, officer or employee thereof nor, to the knowledge of such Selling Shareholder, any affiliate of such Selling Shareholder or agent, representative or other person acting on behalf of such Selling Shareholder or any of its subsidiaries or affiliates, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A)                               the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B)                               located, organized or resident in a country or territory that is, the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

(ii)              Such Selling Shareholder and its subsidiaries and, to such Selling Shareholder’s knowledge, its affiliates will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)                               to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is, or whose government is, the subject of Sanctions; or

(B)                               in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)           For the past five years, such Selling Shareholder and its subsidiaries and, to such Selling Shareholder’s knowledge, its affiliates have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

3.                                      Agreements to Sell and Purchase.  Each Seller severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at US$[•] per ADS (the “Purchase Price”) the number of Firm ADSs (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the number of Firm ADSs to be sold by such Seller as the number of Firm ADSs set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm ADSs.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company and certain Selling Shareholders listed in Schedule II hereto, severally and not jointly, agree to sell to the Underwriters the Additional ADSs, and the Underwriters shall have the right to purchase, severally and not jointly, up to [•] Additional ADSs at the Purchase Price.  The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement.  Any exercise notice shall specify the number of Additional ADSs to be purchased by the Underwriters and the date on which such Additional ADSs are to be purchased.  Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm ADSs nor later than ten business days after the date of such notice.  Additional ADSs may be purchased as provided in Section 5 hereof solely for the purpose of covering sales of shares in excess of the number of the Firm Shares.  On each day, if any, that Additional ADSs are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional ADSs (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional ADSs to be purchased on such Option Closing Date as the number of Firm ADSs set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm ADSs.

4.                                      Public Offering.  Each Seller is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the ADSs as soon after the Registration Statement and this Agreement have become effective as in the judgment of the Representatives is advisable.  Each Seller is further advised by the Representatives that the ADSs are to be offered to the public initially at US$[•] per ADS (the “Public Offering Price”) and to certain dealers at a price that represents a concession not in excess of US$[•] per ADS from the Public Offering Price.

5.                                      Payment and Delivery.  Payment for the Firm ADSs shall be made to each of the Sellers in Federal or other funds immediately available in New York City to account specified by such Seller to the Underwriters at least forty-eight hours in advance of such payment against delivery of such Firm ADSs for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [•], 2020, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by the Representatives.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional ADSs shall be made to each of the relevant Sellers in Federal or other funds immediately available in New York City to account specified by such Seller to the Underwriters at least forty-eight hours in advance of such payment against delivery of such Additional ADSs for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than the tenth business day thereafter, as may be designated in writing by the Representatives.

The ADSs to be delivered to each Underwriter shall be delivered in book entry form, and in such denominations and registered in such names as the Representatives may request in writing not later than one full business day prior to the Closing Date or Option Closing Date, as the case may be. Such ADSs shall be delivered by or on behalf of each Seller to the Representatives through the facilities of The Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal or other immediately available funds to the account specified by such Seller to the Representatives on the Closing Date or Option Closing Date, as the case may be, or at such other time and date as shall be designated in writing by the Representatives. The Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the ADSs to the Underwriters duly paid and (ii) any withholding required by law. Each Seller will cause the certificates representing the Shares represented by the ADSs to be made available for inspection at least 24 hours prior to the Closing Date or Option Closing Date, as the case may be.

6.                                      Conditions to the Underwriters’ Obligations.  The several obligations of the Underwriters to purchase and pay for the ADSs on the Closing Date and each Option Closing Date are subject to the following conditions:

(a)                                 Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or Option Closing Date, as the case may be, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries and Affiliated Entities, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the judgment of the Representatives, is material and adverse and that makes it, in the judgment of the Representatives, impracticable or inadvisable to market the ADSs on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)                                 The Underwriters shall have received on the Closing Date or Option Closing Date, as the case may be, (i) a certificate, dated such date, and signed by an executive officer of the Company, to the effect that (A) the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date or Option Closing Date, as the case may be, (B) that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such date (and the officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened) and (C) substantially to the effect as set forth in Section 6(a) above, and (ii) a certificate, dated such date, signed by an executive officer of the Company, with respect to such matters as the Representatives may reasonably require.

(c)                                  The Underwriters shall have received on the date hereof and on the Closing Date or Option Closing Date, as the case may be, a certificate, dated such date and signed by the chief financial officer of the Company with respect to certain operating data and financial figures contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus, in form and substance satisfactory to the Underwriters.

(d)                                 The Underwriters shall have received on the Closing Date or Option Closing Date, as the case may be, an opinion and negative assurance letter of Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel for the Company, dated the Closing Date or Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(e)                                  The Underwriters shall have received on the Closing Date or Option Closing Date, as the case may be, an opinion of Travers Thorp Alberga, Cayman Islands counsel for the Company, dated the Closing Date or Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(f)                                   The Company shall have received on the Closing Date or Option Closing Date, as the case may be, an opinion of Tian Yuan, PRC counsel for the Company, dated the Closing Date or Option Closing Date, as the case may be, a copy of which shall have been provided to the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

(g)                                  The Underwriters shall have received on the Closing Date or an Option Closing Date, as the case may be, an opinion of Skadden, Arps, Slate, Meagher & Flom, Hong Kong counsel for the Company, dated the Closing Date or Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(h)                                 The Underwriters shall have received on the Closing Date or Option Closing Date, as the case may be, an opinion of Lee Yu Rigets Law, Philippine counsel for the Company, dated the Closing Date or Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

The opinion of counsel for the Company described above (except for the opinion of the PRC counsel for the Company) shall be addressed to the Underwriters at the request of the Company and shall so state therein.

(i)                                     The Underwriters shall have received on the Closing Date or Option Closing Date, as the case may be, an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel for the Selling Shareholders, dated the Closing Date or Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(j)                                    The Underwriters shall have received on the Closing Date or Option Closing Date, as the case may be an opinion, dated on the Closing Date or Option Closing Date, as the case may be, of Cayman Islands or British Virgin Islands counsel for each Selling Shareholder, in form and substance reasonably satisfactory to the Underwriters.

(k)                                 The Underwriters shall have received on the Closing Date or Option Closing Date, as the case may be, an opinion and negative assurance letter of Latham & Watkins LLP, U.S. counsel for the Underwriters, dated the Closing Date or Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters.

(l)                                     The Underwriters shall have received on the Closing Date or Option Closing Date, as the case may be, an opinion of Commerce & Finance Law Offices, PRC counsel for the Underwriters, dated the Closing Date or an Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters.

(m)                             The Underwriters shall have received on the Closing Date or Option Closing Date, as the case may be, an opinion of Proskauer Rose LLP, counsel for the Depositary, dated the Closing Date or Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters.

(n)                                 The Underwriters shall have received, on each of the date hereof and the Closing Date or Option Closing Date, as the case may be, a letter dated such date, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers Zhong Tian LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to the Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(o)                                 The Lock-Up Letters shall have been delivered to the Representatives on or before the date hereof and shall be in full force and effect on the Closing Date.

(p)                                 The Depositary shall have furnished or caused to be furnished to the Underwriters a certificate satisfactory to the Representatives of one of its authorized officers with respect to the deposit with it of the Shares against issuance of the ADSs, the execution, issuance, countersignature and delivery of the ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.

(q)                                 The ADSs shall have been approved for listing on the New York Stock Exchange.

(r)                                    Each Selling Shareholder other than SCC Venture V Holdco I, Ltd. and SCC Growth I Holdco A, Ltd., neither of which will be entering into a Power-of-Attorney or a Custody Agreement, shall have delivered to the Representatives a Power-of-Attorney and a Custody Agreement, each of which duly executed and in form and substance satisfactory to the Representatives.

(s)                                   If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall have filed a Rule 462 Registration Statement with the Commission in compliance with Rule 462(b) promptly after 4:00 p.m., New York City time, on the date of this Agreement, and the Company shall have at the time of filing either paid to the Commission the filing fee for the Rule 462 Registration Statement or given irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(t)                                    The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective.

(u)                                 No stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement, any Rule 462 Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(v)                                 FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions contemplated hereby.

(w)                               The Underwriters shall have received on the Closing Date or Option Closing Date, as the case may be, (i) a certificate, dated the Closing Date or Option Closing Date, as the case may be, of an attorney-in-fact of each Selling Shareholder other than SCC Venture V Holdco I, Ltd. and SCC Growth I Holdco A, Ltd., in which the attorney-in-fact shall state that: the representations and warranties of such Selling Shareholder in this Agreement are true and correct as of such Closing Date or Option Closing Date, as the case may be; such Selling Shareholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date or Option Closing Date, as the case may be; this Agreement is in the form or substantially the form approved by such Selling Shareholder; and such attorney-in-fact was duly acting as the attorney-in-fact of such Selling Shareholder at the respective times of the signing and delivery of this Agreement; (ii) the Custody Agreement and any other document executed and delivered by such attorney-in-fact prior to or on such Closing Date or Option Closing Date, as the case may be, on behalf of such Selling Shareholder, if any.

(x)                                 The Underwriters shall have received on the Closing Date or Option Closing Date, as the case may be, (i) a certificate, dated the Closing Date or Option Closing Date, as the case may be, of each of SCC Venture V Holdco I, Ltd. and SCC Growth I Holdco A, Ltd., in which such Selling Shareholder shall state that: the representations and warranties of such Selling Shareholder in this Agreement are true and correct as of such Closing Date or Option Closing Date, as the case may be; such Selling Shareholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date or Option Closing Date, as the case may be; and this Agreement is in the form or substantially the form approved by such Selling Shareholder.

(y)                                 On the Closing Date or Option Closing Date, as the case may be, the Representatives and counsel for the Underwriters shall have received such information, documents, certificates and opinions as they may reasonably require from the Company or the related Selling Shareholders for the purposes of enabling them to pass upon the accuracy and completeness of any statement in the Registration Statement, the Time of Sale Prospectus and the Prospectus, issuance and sale of the ADSs as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

The several obligations of the Underwriters to purchase Additional ADSs hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of such documents as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional ADSs to be sold on such Option Closing Date and other matters related to the issuance of such Additional ADSs.

7.                                      Covenants of the Company.  The Company, in addition to its other agreements and obligations hereunder, covenants and agrees with each Underwriter as follows:

(a)                                 To file the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A and 430B under the Securities Act.

(b)                                 To furnish to the Representatives, without charge, six signed copies of the Registration Statement and the ADS Registration Statement (including, in each case, exhibits thereto and documents incorporated by reference therein) and for delivery to each other Underwriter a conformed copy of the Registration Statement and the ADS Registration Statement (in each case, without exhibits thereto and documents incorporated by reference therein) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(f) or 7(g) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(c)                                  Before amending or supplementing the Registration Statement, the ADS Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(d)                                 To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

(e)                                  Without the prior consent of the Representatives, not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(f)                                   If the Time of Sale Prospectus is being used to solicit offers to buy the ADSs at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(g)                                  If, during such period after the first date of the public offering of the ADSs as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which ADSs may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(h)                                 To endeavor to qualify the ADSs and the Shares represented thereby for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request.

(i)                                     To advise the Representatives promptly and confirm such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, the ADS Registration Statement, the Form 8-A Registration Statement, any Time of Sale Prospectus, Prospectus or free writing prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement or the ADS Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible.

(j)                                    To make generally available to the Company’s security holders and to the Representatives as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, but not limited to, Rule 158 under the Securities Act).

(k)                                 During the period when the Prospectus is required to be delivered under the Securities Act, to file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder; during the five-year period after the date of this Agreement, to furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and to furnish to the Representatives (i) as soon as available, a copy of each report of the Company filed with or furnished to the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its EDGAR reporting system, it is not required to furnish such reports filed through EDGAR to the Underwriters.

(l)                                     To apply the net proceeds to the Company from the sale of the ADSs in the manner set forth under the heading “Use of Proceeds” in the Time of Sale Prospectus and to file such reports with the Commission with respect to the sale of the ADSs and the application of the proceeds therefrom as may be required by Rule 463 under the Securities Act; not to invest, or otherwise use the proceeds received by the Company from its sale of the ADSs in such a manner (i) as would require the Company or any of the Subsidiaries and Affiliated Entities to register as an investment company under the 1940 Act, and (ii) that would result in the Company being not in compliance with any applicable laws, rules and regulations of the State Administration of Foreign Exchange of the PRC.

(m)                             Not to, and to cause each of its Subsidiaries and Affiliated Entities not to, take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the ADSs.

(n)                                 The Company will indemnify and hold harmless the Underwriters against any transaction, stamp, capital or other issuance, registration, transfer, withholding, or other similar taxes or duties, including any interest and penalties, on (i) the creation, allotment, issue and sale of the ADSs or Shares represented thereby to the Underwriters, (ii) the deposit with the Depositary and the custodian under the Deposit Agreement of the Shares represented by the ADSs by the Company against the issuance of American Depositary Receipts evidencing the ADSs, (iii) the sale and delivery of the ADSs to the Underwriters, (iv) the initial resale and delivery of the ADSs by the Underwriters in the manner contemplated herein outside the PRC, and (v) on the execution and delivery of, and the performance of the obligations under, this Agreement or the Deposit Agreement.

(o)                                 All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made, except to the extent of withholding or other taxes that would not have been imposed but for (i) a present or former connection between the recipient of such payment and the applicable taxing jurisdiction other than a connection arising solely from such recipient having executed, delivered or performed its obligations, or received a payment, under this Agreement or from the enforcement of this Agreement, or (ii) a failure of an Underwriter to use reasonable efforts to timely provide information or notifications reasonably requested by the Company that is in the possession of such Underwriter and would have reduced or eliminated such withholding or tax, provided that no such information or notification shall be required to be provided to the extent such Underwriter believes, in its reasonable discretion, that providing it would result in any breach of fiduciary duty, duty of confidentiality or applicable law.

(p)                                 To comply with the terms of the Deposit Agreement so that the American Depositary Shares will be issued by the Depositary and delivered to each Underwriter’s participant account in DTC, pursuant to this Agreement on the Closing Date and each applicable Option Closing Date.

(q)                                 (i) the Company will not attempt to avoid any judgment in connection with this Agreement obtained by it, applied to it, or denied to it in a court of competent jurisdiction outside the Cayman Islands; (ii) following the consummation of the offering, to use its reasonable efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares, if any; and (iii) to use its reasonable efforts to obtain and maintain all approvals, if any, required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

(r)                                    To comply with the PRC Overseas Investment and Listing Regulations, and to use its reasonable efforts to cause holders of its ordinary shares that are, or that are directly or indirectly owned or controlled by, Chinese residents or Chinese citizens, to comply with the PRC Overseas Investment and Listing Regulations applicable to them, including, without limitation, requesting each such shareholder to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including any applicable rules and regulations of the SAFE).

(s)                                   The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the ADSs within the meaning of the Securities Act and (b) completion of the Restricted Period (as defined in this Section 7).

(t)                                    Without the prior written consent of the Representatives on behalf of the Underwriters, the Company will not, during the period ending 90 days after the date of the Prospectus (the “Restricted Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares, ADSs or any securities convertible into or exercisable or exchangeable for Shares or ADSs or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares or ADSs, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Shares, ADSs or such other securities, in cash or otherwise or (iii) file any registration statement with the Commission relating to the offering of any Shares, ADSs or any securities convertible into or exercisable or exchangeable for Shares or ADSs, other than registration statements on Form S-8 relating to the issuance, vesting, exercise or settlement of equity awards granted or to be granted pursuant to any employee benefit plan described in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

The restrictions contained in the preceding paragraph shall not apply to (i) the ADSs to be sold hereunder or the Shares represented thereby, (ii) the issuance by the Company of Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (iii) the grant of options to purchase Shares, restricted shares, restricted share units or any other equity-linked rights issuable under the Company’s share incentive plans existing on the date hereof and described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or (iv) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of ADSs or Shares, provided that (A) such plan does not provide for the transfer of ADSs or Shares during the Restricted Period and (B) no public announcement or filing under the Exchange Act is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan.

(u)                                 If the third anniversary of the initial effective date of the Registration Statement occurs before all the ADSs have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.

8.                                      Covenants of the Selling Shareholders. Each Selling Shareholder, in addition to its other agreements and obligations hereunder, severally and not jointly, covenants and agrees with each Underwriter as follows:

(a)                                 To deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9, IRS Form W-8, IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8IMY, as appropriate, together with all required attachments to such form, establishing a complete exemption from United States backup withholding tax.

(b)                                 Not to take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the ADSs.

(c)                                  To indemnify and hold harmless the Underwriters against any transaction, stamp, capital or other issuance, registration, transfer, withholding, or other similar taxes or duties, including any interest and penalties, on (i) the deposit with the Depositary and the custodian under the Deposit Agreement of the Shares represented by the ADSs by such Selling Shareholder against the issuance of American Depositary Receipts evidencing the ADSs, (ii) the initial resale and delivery of the ADSs of such Selling Shareholder by the Underwriters in the manner contemplated herein outside the PRC, and (iii) on the execution and delivery of, and the performance of the obligations of such Selling Shareholder under, this Agreement or the Custody Agreement if such Selling Shareholder has entered into, and is a party to, the Custody Agreement.

(d)                                 All payments to be made by such Selling Shareholder hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless such Selling Shareholder is compelled by law to deduct or withhold such taxes, duties or charges. In that event, such Selling Shareholder shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made, except, to the extent of withholding or other taxes that would not have been imposed but for (i) a present or former connection between the recipient of such payment and the applicable taxing jurisdiction other than a connection arising solely from such recipient having executed, delivered or performed its obligations, or received a payment, under this Agreement or from the enforcement of this Agreement, or (ii) a failure of an Underwriter to use reasonable efforts to timely provide information or notifications reasonably requested by such Selling Shareholder that is in the possession of such Underwriter and would have reduced or eliminated such withholding or tax, provided that no such information or notification shall be required to be provided to the extent such Underwriter believes, in its reasonable discretion, that providing it would result in any breach of fiduciary duty, duty of confidentiality or applicable law.

(e)                                  Prior to the Closing Date or each Option Closing Date, as the case may be,  to deposit, or cause to be deposited on such Selling Shareholder’s behalf, Shares with the Depositary in accordance with the Deposit Agreement and otherwise to comply with the terms of the Deposit Agreement so that the American Depositary Shares will be issued by the Depositary and delivered to each Underwriter’s participant account in DTC, pursuant to this Agreement on the Closing Date and each applicable Option Closing Date.

(f)                                   If the direct or indirect owners or controlling persons of such Selling Shareholder is a PRC resident or PRC citizen, the Selling Shareholder will use its best efforts to comply with any applicable SAFE rules, including, without limitation, completing any registration and other procedures required under applicable SAFE rules.

9.                                      Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Selling Shareholders’ counsel and the Company’s accountants in connection with the registration and delivery of the ADSs and Shares represented thereby under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the ADS Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the ADSs (within the time required by Rule 456 (b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the ADSs and Shares represented thereby to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the ADSs Shares represented thereby under state securities laws and all expenses in connection with the qualification of the ADSs and Shares represented thereby for offer and sale under state securities laws as provided in Section 7(h) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the ADSs and Shares represented thereby by FINRA of up to US$[•], (v) all costs and expenses incident to listing the ADSs on the New York Stock Exchange, (vi) the cost of printing certificates representing the ADSs and Shares represented thereby, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company, including any such costs and expenses incurred by the Underwriters on behalf of the Company, relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the ADSs, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Sellers hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 11 entitled “Indemnity and Contribution” and the last paragraph of Section 13 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel and any advertising expenses connected with any offers they may make.

The provisions of this Section 9 shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

10.                               Covenants of the Underwriters.  Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

11.                               Indemnity and Contribution.  (a) Each of the Sellers, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, each director, officer and employee of any of the foregoing and the selling agents of each Underwriter, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the ADS Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each such Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission in reliance upon and in conformity with the Underwriter Information (as defined in Section 11(b) hereof); provided that notwithstanding the generality of the foregoing, the Selling Shareholders other than Liming Zhang and Dasheng Global Limited will only be liable pursuant to this Section 11(a) to the extent that such losses, claims, damages and liabilities arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission in reliance upon and in conformity with information furnished in writing to the Company by such Selling Shareholder expressly for use in such documents; provided, further, that the liability of each Selling Shareholder for indemnity under this subsection shall be limited to an amount equal to the aggregate net proceeds after underwriting commissions and discounts received by such Selling Shareholder from the sale of its ADSs by such Selling Shareholder hereunder.

(b)                                 Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Selling Shareholders, the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Sellers to such Underwriter, but only with reference to information furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such written information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the name of the Underwriter, the concession figures appearing in the third paragraph under the caption “Underwriting” and the disclosure on sales to discretionary accounts appearing in the seventh paragraph under the caption “Underwriting” (the “Underwriter Information”).

(c)                                  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a)  or 11(b) such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred.  In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters and their respective directors, officers and employees, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by SCC Venture V Holdco I, Ltd., SCC Growth I Holdco A, Ltd. and the persons named as attorneys-in-fact for the other Selling Shareholders under the Powers-of-Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 To the extent the indemnification provided for in Section 11(a) or 11(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the ADSs or (ii) if the allocation provided by clause 11(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the ADSs shall be deemed to be in the same respective proportions as the net proceeds from the offering of the ADSs (before deducting expenses) received by the Sellers and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate Public Offering Price of the ADSs set forth in the Prospectus.  The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of ADSs they have purchased hereunder, and not joint.

(e)                                  The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the ADSs exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)                                   The indemnity and contribution provisions contained in this Section 11 and Section 7(n) and the representations, warranties and other statements of the Sellers contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of (A) any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, (B) the Company, its officers or directors or any person controlling the Company, or (C) any Selling Shareholder, its officers or directors or any person controlling any Selling Shareholder, and (iii) acceptance of and payment for any of the ADSs.

12.                               Termination.  The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if  after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, the Hong Kong Stock Exchange or other relevant exchanges, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States, the PRC, Hong Kong, Philippines, British Virgin Islands or the Cayman Islands shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by United States Federal, New York State, PRC, Cayman Islands or relevant foreign country authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the ADSs on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

13.                               Effectiveness; Defaulting Underwriters.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase ADSs that it has or they have agreed to purchase hereunder on such date, and the aggregate number of ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the ADSs to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm ADSs set forth opposite their respective names in Schedule I bears to the aggregate number of Firm ADSs set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of ADSs that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of ADSs without the written consent of such Underwriter.  If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm ADSs and the aggregate number of Firm ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Firm ADSs to be purchased on such date, and arrangements satisfactory to the Representatives, the Company and the Selling Shareholders for the purchase of such Firm ADSs are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders.  In any such case either the Representatives or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected.  If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional ADSs and the aggregate number of Additional ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Additional ADSs to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional ADSs to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional ADSs that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, such Seller (severally and not jointly) will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

14.                               Submission to Jurisdiction; Appointment of Agent for Service. Each of the Sellers hereby irrevocably submits to the non-exclusive jurisdiction of the U.S. federal and state courts in the Borough of Manhattan in The City of New York (each, a “New York Court”) in any suit or proceeding arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the offering of the ADSs or any transactions contemplated hereby. Each of the Sellers irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the offering of the ADSs or any transactions contemplated hereby in the New York Courts, and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. To the extent that any of the Sellers has acquired or hereafter acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, each Seller irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding. Each of the Sellers irrevocably appoints Cogency Global Inc. as its authorized agent (the “Authorized Agent”) in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding arising out of or relating to this Agreement, and agrees that service of process in any manner permitted by applicable law upon such agent shall be deemed in every respect effective service of process in any manner permitted by applicable law upon such Seller, as the case may be, in any such suit or proceeding. Each of the Sellers further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

15.                               Judgment Currency.  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given.  The obligations of the Company or any Selling Shareholder pursuant to this Agreement with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company and such Selling Shareholder agree as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company or such Selling Shareholder, an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

16.                               Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates), each of the Selling Shareholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

17.                               Entire Agreement.  This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the sale and purchase of the ADSs and the offering of the ADSs, represents the entire agreement between the Company, the Selling Shareholders and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the ADSs and the offering of the ADSs.

18.                               Recognition of the U.S. Special Resolution Regimes.  (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

19.                               Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

20.                               Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

21.                               Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

22.                               Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives at:

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

U.S.A

Needham & Company, LLC

250 Park Avenue

New York, New York 10177

U.S.A.

if to the Company shall be delivered, mailed or sent to China Online Education Group, 6th Floor Deshi Building North, Shangdi Street, Haidian District, Beijing 100085, People’s Republic of China, Attention: Chief Financial Officer.

if to the Selling Shareholders shall be delivered, mailed or sent to the addresses as listed on Schedule VI.

23.                               Parties at Interest.  The Agreement set forth has been and is made solely for the benefit of the Underwriters, the Company, the Selling Shareholders and to the extent provided in Section 11 hereof the controlling persons, partners, directors and officers referred to in such sections and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any rights under or by virtue of this Agreement.

24.                               Absence of Fiduciary Relationship. Each of the Sellers acknowledges and agrees to each of the following:

(a)                                 No Other Relationship. Each of the Representatives has been retained solely to act as an underwriter in connection with the sale of the ADSs and that no fiduciary, advisory or agency relationship between any Seller, on the one hand, and any of the Representatives, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement or the Prospectus, irrespective of whether any of the Representatives have advised or are advising the Company or the Selling Shareholders on other matters.

(b)                                 Arms’ Length Negotiations. The price of the ADSs set forth in this Agreement was established by the Sellers following discussions and arms-length negotiations with the Representatives, and each of the Sellers is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement.

(c)                                  Absence of Obligation to Disclose. Each of the Sellers has been advised that each of the Representatives and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Sellers and that each of the Representatives has no obligation to disclose such interests and transactions to the Sellers by virtue of any fiduciary, advisory or agency relationship.

(d)                                 Waiver. Each of the Sellers waives, to the fullest extent permitted by law, any claims it may have against the each of the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that none of the Representatives shall have any liability (whether direct or indirect) to any Seller in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of any Seller, including shareholders, employees or creditors of any Seller.

25.                               Successors and Assigns. This Agreement shall be binding upon the Underwriters, the Company, the Selling Shareholders and their successors and assigns and any successor or assign of any substantial portion of the Company’s, the Selling Shareholders’ and any of the Underwriters’ respective businesses and/or assets. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company and the Selling Shareholders contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (b) the indemnity agreement of the Underwriters contained in Section 11(b) of this Agreement shall be deemed to be for the benefit of its directors, its officers who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 25, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

26.          Partial Unenforceability. The invalidity or unenforceability of any section, subsection, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, subsection, paragraph or provision hereof. If any section, subsection, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

27.          Amendments. This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

[Signature page follows]

Very truly yours, CHINA ONLINE EDUCATION GROUP

By:
Name:
Title:

Very truly yours,

SELLING SHAREHOLDERS named in Schedule II hereto (other than SCC Venture V Holdco I, Ltd. and SCC Growth I Holdco A, Ltd.)

Each acting by its attorney-in-fact pursuant to an irrevocable power of attorney dated __________, 2020

By:
Name:
Title: Attorney-in-Fact

Very truly yours, SELLING SHAREHOLDER SCC VENTURE V HOLDCO I, LTD.

By:
Name:
Title:

Very truly yours, SELLING SHAREHOLDER SCC GROWTH I HOLDCO A, LTD.

By:
Name:
Title:

Accepted as of the date hereof Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

By:	Needham & Company, LLC

By:
Name:
Title:

SCHEDULE I

Underwriter	Number of Firm ADSs To Be Purchased	Maximum Number of Additional ADSs To Be Purchased
Morgan Stanley & Co. LLC	[ ]	[ ]
Needham & Company, LLC	[ ]	[ ]
Total:	[ ]	[ ]

I-1

SCHEDULE II

Selling Shareholders	Number of Firm ADSs To Be Sold	Number of Additional ADSs To Be Sold
Liming Zhang
Duowan Entertainment Corp.
Engage Capital Partners I, L.P.
Dasheng Global Limited
SCC Growth I Holdco A, Ltd.
SCC Venture V Holdco I, Ltd.
Shunwei Technology Limited
DCM Hybrid RMB Fund, L.P.
DCM Ventures China Turbo Affiliates Fund, L.P.
DCM Ventures China Turbo Fund, L.P.
Total:

II-1

SCHEDULE III

Time of Sale Prospectus

1. Basic Prospectus dated April 21, 2020, included in the preliminary prospectus, relating to and covering the Shelf Securities

2. Preliminary prospectus dated [•] relating to the Shares represented by the ADSs

3. [identify all free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act]

4. Pricing information: US$[•] per ADS

III-1

SCHEDULE IV-A

SUBSIDIARIES OF THE COMPANY

Name	Place of Incorporation
1. China Online Education (HK) Limited	Hong Kong
2. 51Talk English International Limited	Hong Kong
3. China Online Innovations Inc.	Philippines
4. On Demand English Innovations Inc.	Philippines
5. Helloworld Online Education Group	Cayman Islands
6. Helloworld Online Education Group (HK) Limited	Hong Kong
7. Beijing Helloworld Online Technoloby Co., Ltd.	PRC
8. Beijing Dasheng Online Technology Co., Ltd.	PRC

IV-A-1

SCHEDULE IV-B

AFFILIATED ENTITIES OF THE COMPANY

Name	Place of Incorporation
1. Beijing Dasheng Zhixing Technology Co., Ltd.	PRC
2. Shenzhen Dasheng Zhiyun Technology Co., Ltd.	PRC
3. 51Talk English Philippines Corporation	Philippines
4. Shanghai Zhishi Education Training Co., Ltd.	PRC
5. Wuhan Houdezaiwu Online Technology Co., Ltd.	PRC
6. Beijing Dasheng Helloworld Technology Co., Ltd.	PRC

IV-B-1

SCHEDULE V

LIST OF LOCKED-UP PARTIES

All directors and executive officers of the Company:

1.         Jack Jiajia Huang

2.         Ting Shu

3.         Frank Lin

4.         Liming Zhang

5.         Min Xu

6.         Conor Chia-hung Yang

7.         Xiaoguang Wu

Principal and selling shareholders of the Company:

1.         DCM Hybrid RMB Fund, L.P.

2.         DCM Ventures China Turbo Fund, L.P.

3.         DCM Ventures China Turbo Affiliates Fund, L.P.

4.         Dasheng Global Limited

5.         Dasheng Online Limited

6.         SCC Venture V Holdco I, Ltd.

7.         SCC Growth I Holdco A, Ltd.

8.         Shunwei Technology Limited

9.         Duowan Entertainment Corporation

10.  Engage Capital Partners I, L.P.

SCHEDULE VI

NOTICE DETAILS OF SELLING SHAREHOLDERS

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EXHIBIT A

FORM OF LOCK-UP LETTER

_____________, 20__

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

U.S.A.

Needham & Company, LLC

250 Park Avenue

New York, New York 10177

U.S.A.

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC and Needham & Company, LLC, as representatives (each, a “Representative” and collectively, the “Representatives”) of the several Underwriters (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with China Online Education Group, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), and certain shareholders of the Company named in Schedule II thereto, providing for the public offering (the “Public Offering”) by the several Underwriters of a certain number of American Depositary Shares (“ADSs”) representing Class A ordinary shares, par value US$0.0001 per share, of the Company (collectively with Class B ordinary shares, par value US$0.0001 per share, of the Company, the “Ordinary Shares”), pursuant to a Registration Statement on form F-3 (File No. 333-237575) and a Registration Statement on form F-6 (File No. 333-211672) (collectively, the “Registration Statements”) filed with the U.S. Securities and Exchange Commission. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

1

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any ADSs or Ordinary Shares (collectively, the “Securities”) beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities beneficially owned by the undersigned convertible into or exercisable or exchangeable for  the Securities or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Securities or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (a) transactions relating to the Securities or other securities of the Company acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of the Securities or other securities of the Company acquired in such open market transactions, (b) transfers of the Securities or any security convertible into the Securities as a bona fide gift, or (c) distributions of the Securities or any security convertible into the Securities to limited partners, members or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee, transferee or distributee shall sign and deliver to the Representatives a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of the Securities, shall be required or shall be voluntarily made during the Restricted Period, (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of the Securities, provided that (i) such plan does not provide for the transfer of  the Securities during the Restricted Period and (ii) no public announcement or filing under the Exchange Act is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, (e) transfer of the Securities or any security convertible into the Securities to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that (i) the trustee of the trust or the transferred agrees to be bound in writing by the restrictions set forth herein, (ii) any such transfer shall not involve a disposition for value and (iii) no filing under the Exchange Act, reporting a reduction or increase in beneficial ownership of any class of Securities, shall be required or shall be voluntarily made during the Restricted Period, (f) any transfer of Ordinary Shares beneficially owned by the undersigned to the Depositary in preparation for conversion of such Ordinary Shares into ADSs upon and from expiration of the Restricted Period, and (g) the Securities to be sold by the undersigned pursuant to the Underwriting Agreement].  In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Securities unless such transfer is in compliance with the foregoing restrictions.

2

In addition, nothing in this letter shall be deemed to prohibit (i) any transfer of the undersigned’s Securities to the Company for the purpose of satisfying any tax or other governmental withholding obligation, through cashless surrender or otherwise, with respect to any award of equity-based compensation granted pursuant to the Company’s pre-existing equity incentive plans that are described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or in connection with tax or other obligations as a result of testate succession or intestate distribution, (ii) any transfer of the undersigned’s Securities pursuant to any contractual arrangement that provides for the repurchase of undersigned’s Securities by the Company in connection with the termination of the undersigned’s employment or other service relationship with the Company or any subsidiaries or consolidated affiliated entities of the Company, or (iii) the exercise of any rights to acquire any undersigned’s Securities by means of cash or cashless exercises or the disposition of the undersigned’s Securities to the Company, or exchange or conversion of any stock options or any other securities convertible into or exchangeable or exercisable for undersigned’s Securities granted to the undersigned prior to the date of the Underwriting Agreement pursuant to the Company’s pre-existing equity incentive plans that are described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, provided that any such Securities received upon such exercise, exchange or conversion shall be subject to the terms of this letter.

The restrictions contained herein shall not apply to any transfers, sales, tenders or other dispositions of Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares pursuant to a bona fide third party tender offer, merger, amalgamation, consolidation or other similar transaction made to or involving all holders of Ordinary Shares or such other securities pursuant to which one hundred percent (100%) ownership of the Company is transferred to such third party (including, without limitation, the entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Ordinary Shares or other such securities in connection with such transaction, or vote any Ordinary Shares or other such securities in favor of any such transaction); provided that if such tender offer merger, amalgamation, consolidation or other similar transaction is not completed, any Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares subject to this letter shall remain subject to the restrictions contained in this letter.

The undersigned understands that the Company and the Underwriters are relying upon this letter in proceeding toward consummation of the Public Offering.  The undersigned further understands that this letter is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions.  Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Selling Shareholders and the Representatives on behalf of the Underwriters. This letter shall terminate and be of no further force or effect if (i) the Underwriting Agreement does not become effective by June 15, 2020, (ii) the Underwriting Agreement is terminated pursuant to its terms or is terminated prior to payment for and delivery of the ADSs to be sold thereunder, or (iii) the Registration Statement related to the Public Offering has been withdrawn.

This letter is governed by, and to be construed in accordance with, the internal laws of the State of New York, without regard to the conflict of laws principles thereof.

3

Very truly yours,

(Name)

(Address)

4